SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [ ]
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Alliance California Municipal Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    THE TWELVE INNING BASEBALL GAME

    Imagine a baseball game where the umpire is a member of the home team. It is the bottom of the ninth inning and the home team is trailing by four runs. The last batter strikes out but instead of the players heading to the locker room, the ump says, "Let's extend the game from nine to twelve innings to give our boys more time to catch up."

    Unethical? Illegal? Outrageous? Of course, but that is effectively what management of Alliance California Municipal Income Fund has done. Management called a shareholder meeting to vote on a proposal to award a lucrative advisory contract to Alliance. Shareholders owning more than 50% of the Fund's shares were present so the meeting was officially held. The proposal failed by a wide margin but rather than accept defeat and address shareholder concerns, management announced that the meeting would be "adjourned" for a month so that it could have more time to round up votes in a desperate attempt to change the outcome. To make matters worse, management will use shareholder money to pay for the additional solicitation!

    You should ask yourself whether a money management company that is willing to cheat to win an election can be trusted to manage your hard-earned money. There are plenty of attractive alternatives for investors that want income that is free of Federal and California state tax including closed-end funds managed by Blackrock, Nuveen, Eaton Vance, and Pimco. And many of those funds are trading at deep discounts to their net asset values.

    In sum, Alliance management cheated. By voting against the new contract on our GREEN proxy card, you can send a message to management that you don't like cheaters and you want to eliminate the discount by having the Fund convert from a closed-end fund to an open-end fund whose shares can be redeemed at any time at NAV.

    PLEASE RETURN OUR GREEN PROXY CARD TO SEND A STRONG MESSAGE TO MANAGEMENT. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683.

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

						Very truly yours,

						/s/ Phillip Goldstein

						Phillip Goldstein

						Managing Member
						Bulldog Investors, LLC